UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010
(December 9, 2010)

PERICOM SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

3545 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 9, 2010, Pericom Semiconductor Corporation (“Pericom” or the “Company”)  held its annual meeting of stockholders at which shareholders:

(a)	elected to the Board of Directors of Pericom seven directors for a one year term and until their successors are elected; and

(b)	ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011.

Voting results are as follows:

(a)	Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes
Alex Chiming Hui	20,263,932	393,023	2,291,666
Chi-Hung (John) Hui, Ph.D.	20,495,167	161,788	2,291,666
Hau L. Lee, Ph.D.	12,102,922	8,554,033	2,291,666
Dennis McKenna	11,814,774	8,842,181	2,291,666
Michael J. Sophie	11,813,974	8,842,981	2,291,666
Siu-Weng (Simon) Wong, Ph.D.	12,116,022	8,540,933	2,291,666
Edward Yang	20,291,216	365,739	2,291,666

(b)	Ratification of appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011.

For	Against	Abstain	Broker Non-Votes
22,930,022	16,122	2,477	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pericom Semiconductor Corporation
(the Registrant)

By:	/s/ Aaron Tachibana
Aaron Tachibana Chief Financial Officer

Dated:  December 14, 2010